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EXHIBIT 10.21

SHOPPING CENTER LEASE

Dated

February 1, 2002

Between

NORTH RANCH PROPERTIES

Landlord

and

CHICAGO PIZZA & BREWERY, INC.

Tenant

Location

NORTH RANCH MALL

Westlake Village, California

SHOPPING CENTER
LEASE INDEX

ARTICLE	CAPTION	PAGE
	LEASE SUMMARY	1
I	PREMISES	4
II	TERM	4
III	RENT	5
IV	ACCOUNTING	6
V	TAXES	7
VI	CONDUCT OF BUSINESS BY TENANT	8
VII	MAINTENANCE, REPAIRS AND ALTERATIONS	14
VIII	INSURANCE; INDEMNITY	16
IX	DAMAGE AND RESTORATION	18
X	ASSIGNMENT AND SUBLETTING	19
XI	EMINENT DOMAIN	21
XII	UTILITY SERVICE	22
XIII	DEFAULTS; REMEDIES	23
XIV	COMMON AREAS	27
XV	SIGNS, LIGHTING, ADVERTISING	30
XVI	MISCELLANEOUS	31
ADDENDUM TO SHOPPING CENTER LEASE
ADDENDUM I	ADDITIONAL PROVISIONS
EXHIBIT "A"	SHOPPING CENTER SITE PLAN
EXHIBIT "B"	SHOPPING CENTER LEGAL DESCRIPTION
EXHIBIT "C"	CONDITION OF PREMISES—Landlord and Tenant's Work
EXHIBIT "D"	PROHIBITED USES and EXCLUSIVE USES
EXHIBIT "E"	COMMENCEMENT DATE AGREEMENT
EXHIBIT "F"	SHOPPING CENTER SIGN CRITERIA
EXHIBIT "G"	RULES & REGULATIONS
EXHIBIT "H"	TENANT'S MENU

SHOPPING CENTER
LEASE SUMMARY

1.	LANDLORD:		NORTH RANCH PROPERTIES
		Landlord's Address:	101 N. Westlake Boulevard, Suite 201 Westlake Village, CA 91362
		Landlord's Phone:	(805) 374-1700
		Landlord's Fax:	(805) 374-1703
2.	TENANT:		CHICAGO PIZZA & BREWERY, INC.
		Tenant's Address:	16162 Beach Boulevard, Suite 100 Huntington Beach, CA 92647
		Tenant's Phone:	(714) 848-3747
		Tenant's Fax:	(714) 848-5587
3.	GUARANTOR: N/A
	Guarantor's Address:	N/A
	Guarantor's Phone:	N/A
4.	TENANT'S TRADE NAME:	BJ'S PIZZA & GRILL
5.
PERMITTED USE OF PREMISES: Subject to governmental agencies, and existing leases, the Premises shall be used and occupied solely as a first class full service restaurant featuring pizza and those menu items shown on Exhibit "H". Subject to governing agencies, Tenant shall be allowed the sale alcoholic beverages for on-premises consumption only. The Premises shall be used solely for the use stated above and for no other use or purpose.

TENANT SPECIFICALLY ACKNOWLEDGES THAT BY THE PROVISIONS OF THIS SECTION 5, LANDLORD HAS NOT GRANTED TO TENANT ANY EXCLUSIVE BUSINESS RIGHT WITHIN THE SHOPPING CENTER, OR ELSEWHERE. THE PERMITTED USE OF THE PREMISES SHALL ONLY LIMIT TENANT'S USE THEREOF IN ACCORDANCE WITH SECTION 6.01 OF THE LEASE. NO EXCLUSIVE BUSINESS RIGHT SHALL BE IMPLIED OR INFERRED.
6.	SIZE OF PREMISES: Approximately 10,140 Square Feet
7.	ADDRESS OF PREMISES: 3955 E. Thousand Oaks Boulevard, Westlake Village, CA 91362
8.	LEASE TERM: Fifteen (15) full years from the Rent Commencement Date, plus three (3) five (5) year option periods. (See Addendum 1)
9.	FIXED MINIMUM RENT:

LEASE YEAR(S)	ANNUAL RENT	MONTHLY INSTALLMENTS
1-5	$316,368.00	$26,364.00
6-10	$363,823.20	$30,318.60
11-15	$418,396.68	$34,866.39
Monthly Estimated CAM-$5,070.00

10.	PERCENTAGE RENT:	Six Percent (6%) over the artificial breakpoint ("Breakpoint") of $4,250,000.00
11.	CONCURRENT PAYMENTS DUE AT EXECUTION:
Security Deposit:	$0.00
First Month's Rent:	$0.00
First Month's Estimated CAM	$0.00
Key Money	$175,000.00
12.	MONTHLY PROMOTIONAL FUND CONTRIBUTION:	$ N/A.
13.	SPECIAL MARKETING ASSESSMENT:	$ N/A.
14.	BROKER:	N/A
15.	ADDRESS FOR RENTAL PAYMENTS:
NORTH RANCH PROPERTIES 101 N. Westlake Boulevard, Suite 201 Westlake Village, California 91362
16.	ADDRESS FOR NOTICES:
	LANDLORD:	NORTH RANCH PROPERTIES 101 N. Westlake Boulevard, Suite 201 Westlake Village, CA 91362 Telephone: (805) 374-1700 Fax: (805) 374-1703
	TENANT:	CHICAGO PIZZA & BREWERY, INC. 16162 Beach Boulevard, Suite 100 Huntington Beach, CA 92647 Telephone: (714) 848-3747 Fax: (714) 848-5587

THE FOREGOING LEASE SUMMARY PROVISIONS ARE AN INTEGRAL PART OF THE SHOPPING CENTER LEASE ATTACHED HERETO AND EACH REFERENCE IN THE LEASE

TO ANY PROVISIONS CONTAINED HEREIN SHALL BE CONSTRUED TO INCORPORATE ALL OF THE TERMS PROVIDED UNDER EACH SUCH PROVISION.

LANDLORD:		TENANT:
NORTH RANCH PROPERTIES		CHICAGO PIZZA & BREWERY, INC.
By:	Its Authorized Agent DSB PROPERTIES, INC.
By:		By:
President
Title:

By;

Title:

SHOPPING CENTER LEASE

        This Lease is made and entered into between the parties referred to as Landlord and Tenant in the attached Lease Summary. The Lease Summary is hereby incorporated herein.

ARTICLE I—PREMISES

Section 1.01 PREMISES DEFINED.

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain store space within Landlord's Shopping Center situated at the location set forth in the Lease Summary, which store space is outlined in red on the site plan of the Shopping Center attached hereto as Exhibit "A" which Exhibit is attached hereto and made a part hereof, and which store space is hereafter referred to as "the Premises", for the term, at the rental rate, and upon all the terms, conditions and covenants set forth herein. The legal description of the Shopping Center is attached hereto as Exhibit "B". Tenant acknowledges that Landlord may make changes or modifications to the design of the Shopping Center and to Exhibit "A". Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

ARTICLE II—TERM

Section 2.01 LENGTH OF TERM.

        The term of this Lease shall commence as of the Date this Lease is fully executed by all parties (hereinafter referred to as the "Effective Date" of this Lease). The Lease Term shall expire on a date which is the number of years set forth in Section 8 of the Lease Summary following the Rent Commencement Date.

Section 2.02 RENT COMMENCEMENT DATE.

        Tenant's obligation to pay "Fixed Minimum Rent" "Monthly Minimum Rent" and "Additional Rent" as defined herein shall commence July 1, 2002. The previous tenant for the subject Premises has stipulated to return of possession of the Premises to Landlord on or before February 15, 2002. In the event Landlord has not obtained possession of the Premises and delivered possession of same to Tenant by February 15, 2002, Tenant's Rent Commencement Date shall be extended for the equivalent number of days for every day beyond February 15, 2002 that Landlord has not delivered possession of the Premises to Tenant.

Section 2.03 LEASED PREMISES

        In the event the Premises has been previously occupied, Tenant shall assume the Premises in "as is" condition. Tenant shall have the opportunity to have the Premises professionally inspected, to Tenant's reasonable satisfaction, prior to accepting the Premises in "as is" condition. Landlord has made no representations or warranties with respect to the leased premises, equipment or other property in the premises other than as expressly set forth herein. Tenant understands that the existing furniture, fixtures and equipment ("FF&E") and personal property at the Premises are the property of the Landlord. The Landlord shall have the right to enter the Premises, and remove and/or sell such FF&E and personal property at an auction conducted from the Premises. All of the proceeds generated therefrom shall benefit the Landlord. All FF&E and personal property shall be removed no later than March 31, 2002,

Section 2.04 FAILURE TO COMPLETE.

        Tenant acknowledges that Tenant's undertaking to promptly open for business in a fully fixturized, fully stocked store is a material inducement to Landlord to execute this Lease. In the event Tenant fails to take possession and open the Premises for business, fully fixturized, stocked and staffed sixty (60) days from the Rent Commencement Date, Landlord shall have, in addition to any and all other remedies hereafter provided, the right to immediately cancel and terminate this Lease. In the event Landlord does not exercise its right to terminate, Tenant shall pay to Landlord for each month or portion thereof that Tenant has not opened for business, an amount equal to 125% of the monthly minimum rent set forth in Section 3.01.

ARTICLE III—RENT

Section 3.01 FIXED MINIMUM RENT.

        From and after the Rent Commencement Date, for each lease year of the term, Tenant shall pay to Landlord the fixed minimum rent set forth in the Lease Summary, payable in monthly installments as set forth in the Lease Summary ("monthly minimum rent"), plus the additional rent set forth in Sections 3.02 and 3.03. All rent shall be paid in lawful money of the United States of America, in advance, on the first day of each calendar month, without demand, deduction or offset. One full monthly minimum rent payment shall be made by Tenant to Landlord at the time of execution of this Lease. The monthly minimum rent for any fractional part of a calendar month at the beginning or end of the Lease term shall be a proportionate part of the monthly minimum rent for a full calendar month based upon a thirty (30) day month. Payment shall be made to Landlord's address designated in the Lease Summary or at such place as may be designated from time to time by Landlord.

Section 3.02 PERCENTAGE RENT.

        (a)  In addition to monthly minimum rent, Tenant shall pay to Landlord at the time and in the manner herein specified, without demand, deduction or offset, the percentage set forth in Section 10 of the Lease Summary of the amount of Tenant's gross sales (as hereinafter defined), during each lease year of the term hereof less the Breakpoint (as defined in Section 10 of the Lease Summary), which Breakpoint shall be adjusted for partial lease years during the term, based upon the number of days during such lease year that the term of this Lease was in effect.

        (b)  Within ten (10) days after the end of each calendar month of the term hereof, Tenant shall furnish to Landlord a statement in writing, certified by Tenant to be correct, showing total gross sales during the preceding calendar month, and shall accompany such statement with a payment to Landlord equal to the correct percentage of such total monthly gross sales, less that monthly minimum rent for such calendar month, if previously paid. Within thirty (30) days after the end of each lease year Tenant shall furnish Landlord a statement in writing, certified by Tenant to be correct, showing total gross sales by month during the preceding lease year, at which time an adjustment shall be made between Landlord and Tenant to the end that the total percentage rent paid for each such lease year shall be a sum equal to the appropriate percent of the total gross sales made in, upon, or from the Premises during such lease year, less the minimum rent paid by Tenant for such lease year, so that the percentage rent, although in payable monthly installments, shall be computed and adjusted on an annual basis.

        (c)  The term "lease year" as used in this Article means the following:

            (i)  In reference to the first lease year, the period from the Rent Commencement Date to the last day of the calendar month which is one year after the Rent Commencement Date.

          (ii)  In reference to any succeeding lease year, a full year commencing on the day following expiration of the first lease year or any anniversary thereof, and expiring on the next succeeding anniversary of such date or such sooner date as the term of this Lease shall expire.

        (d)  The term "gross sales" as used in this Lease shall include the entire gross receipts of every kind and nature from sales and services made in, upon, or from the Premises, whether upon credit or for cash, in every department operating in the Premises, whether operated by the Tenant or by a subtenant or subtenants, or by a concessionaire or concessionaires, excepting therefrom refunds to customers and the amount of all sales tax receipts which have to be accounted for by Tenant to any governmental agency. Also included in "gross sales" are gross receipts from all mechanical or vending devices placed in the Premises.

        (e)  If Tenant's gross sales are required to be reported on any federal, state or municipal sales tax return or any other similar form of return, and if gross sales so reported on any of said returns shall exceed the gross sales as reported by Tenant as herein provided, then the gross sales shall be taken at the highest figures so reported.

Section 3.03 ADDITIONAL RENT.

        Every payment required to be made by Tenant pursuant to this Lease shall be additional rent due Landlord hereunder, whether or not expressly designated as additional rent. Tenant's failure to pay such additional rent to Landlord when due shall entitle Landlord to exercise all rights and remedies provided in the Lease for a default by Tenant.

ARTICLE IV—ACCOUNTING

Section 4.01 RECORDS.

        Tenant shall keep complete and accurate books of account of all sales, whether for cash or for credit, from which Tenant's gross sales from the Premises can be determined and shall keep or cause to be kept at the Premises for at least three (3) years following the end of each lease year all original sales books and records, which records shall include, but not be limited to, (a) daily dated register tapes, (b) serially numbered sales slips, (c)mail orders, (d) telephone orders, (e) settlement report sheets of transactions with sublessees, concessionaires and licensees, (f) records showing that merchandise returned by customers was purchased by such customers at or from the Premises, (g) receipts or other records of merchandise leased, licensed or taken out on approval, (h) other records as would normally be required to be kept in accordance with commonly accepted accounting principles.

Section 4.02 AUDIT.

        (a)  The acceptance by Landlord of payments of percentage rent shall be without prejudice to Landlord's right to an examination of Tenant's books and records of its gross sales and inventories or merchandise on the Premises in order to verify the amount of Tenant's gross sales.

        (b)  At any reasonable time within three (3) years after receipt of any yearly statement furnished it by Tenant, and upon five (5) days prior written notice to Tenant, Landlord may inspect, photocopy and cause a special audit to be made of Tenant's business affairs and records, including any sales tax reports, relating to the Premises for the period covered by such statement. Except as provided in (c) below, the cost of such audit shall be paid by Landlord. Any such special audit performed by a certified public accountant selected by Landlord shall be binding upon the parties.

        (c)  If it shall be determined as a result of such audit that there has been a deficiency in the payment of percentage rent, then such deficiency shall become immediately due and payable with interest at the maximum legal rate from the date when said payment should have been made. If the aforementioned deficiency is in excess of two percent (2%) of the percentage rentals theretofore computed and paid by Tenant for the period covered by the audit, Tenant shall also pay to Landlord the cost of the audit, in addition to the percentage rent.

        (d)  If the audit performed in accordance with this Section 4.02 shall disclose any willful or substantial inaccuracies, this Lease may thereupon be canceled and terminated at the option of Landlord.

ARTICLE V—TAXES

Section 5.01 REAL ESTATE TAXES

        Tenant shall pay to Landlord as additional rent all real estate taxes (as hereinafter defined) applicable to the Premises, including the improvements thereon. Tenant shall pay its estimated share of taxes, monthly, as part of common area maintenance charges pursuant to Section 14.05.

Section 5.02 DEFINITIONS.

        (a)  The term "real estate taxes" shall include all taxes, levies, assessments and governmental charges levied upon or with respect to the real property and improvements within the Shopping Center, and any tax or excise on rents or any other tax, however described, levied against Landlord on account of the rent reserved hereunder or on the business of renting space in the Shopping Center. The term "real estate taxes" shall not include any franchise, estate, inheritance, succession, or net income taxes imposed upon Landlord except that in the event that real estate taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall for the purpose of this Lease be considered a real estate tax regardless of how denominated or the source from which it is collected. The term "real estate taxes" shall also include all expenses reasonably incurred by Landlord in seeking reduction by the taxing authorities of real estate taxes applicable to the Shopping Center.

        (b)  If the Premises are not separately assessed, the term "real estate taxes applicable to the Premises" shall mean that portion of the real estate taxes, as herein defined, equal to the product obtained by multiplying such real estate taxes by a fraction, the numerator of which shall be the ground floor area of the Premises and the denominator of which shall be the ground floor area of all buildings, including the Premises, occupied by tenants in the Shopping Center or the applicable tax bill, as the case may be; provided, however, that if any tenants in such building or buildings pay real estate taxes directly to any taxing authority, their gross ground floor area shall not be included in such denominator.

        (c)  Real estate taxes which are levied on a fiscal year basis shall be deemed to apply 1/12th to each calendar month in such fiscal year and may be charged to Tenant accordingly.

        (d)  Tenant acknowledges and understands that in the event Landlord should at anytime in the future sell the Premises, then pursuant to California Constitution Article XIIIA (Proposition 13, Jarvis-Gann Initiative) there would probably be a substantial increase in the real property taxes which will be pro-rata borne by Tenant, Landlord expressly retains the right to sell or otherwise transfer the Premises and/or Shopping Center, and neither Landlord nor its purchaser shall have any liability to Tenant should Tenant's liability for real property taxes be increased by reason of such sale or transfer.

Section 5.03 OTHER TAXES.

        Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes, levies and fees of every kind and nature, including, but not limited to, general or special assessments, assessed during the term of this Lease against any leasehold interest or personal property of any kind, in, upon or about the Premises. In the event any or all of Tenant's fixtures or other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to such property of Tenant.

ARTICLE VI—CONDUCT OF BUSINESS BY TENANT

Section 6.01 USE OF PREMISES.

        (a)  Tenant shall use the Premises solely for the purposes and under the trade name specified in the Lease Summary and for no other purposes or under any other name whatsoever without the prior written consent of Landlord. Tenant shall devote the entire Premises to such use except for areas reasonably required for office or storage space.

        (b)  Tenant shall continuously and without interruption during the term hereof conduct its business activity in the Premises at least six (6) days a week and at least eight (8) hours a day but in any event during those hours, if any, established by Landlord for the operation of the Shopping Center unless Tenant is prevented from doing so by strike, fire or other cause beyond Tenant's reasonable control, and except during reasonable periods for repairing, cleaning and decorating the Premises.

        (c)  Tenant shall (a) at all times carry a full and complete stock of merchandise offered for sale at competitive prices and shall maintain an adequate staff for the service of its customers, (b) keep the Premises and interior and exterior portions of windows, doors and other glass in a neat, clean, sanitary and safe condition, (c) keep display windows and sign well lighted from sundown to midnight (d) store all rubbish in the areas designated by Landlord so as not to be visible to the public.

        (d)  Tenant shall employ its best judgement, efforts and abilities to operate the business conducted by it in the Premises in such manner as to produce the maximum profitable volume of sales reasonably obtainable from the Premises and which shall enhance the reputation and attractiveness of the Shopping Center.

        (e)  If any conflict shall develop between Tenant and any other tenant of the Shopping Center regarding what merchandise Tenant may carry or the use to which the Premises may be put, or with respect to any other matter governed by or referred to in this Article VI, Landlord shall be the sole arbiter of such conflict and Landlord's decision shall be binding on Tenant. Landlord shall incur no liability to Tenant as a result of any determination made by Landlord hereunder.

        (f)    For the purpose of computing percentage rent, Tenant's gross sales for any period during which Tenant does not continuously conduct its business as required by this Section 6.01 shall be deemed to be 110% of Tenant's gross sales for the corresponding period of the last preceding year during which Tenant was open for business.

Section 6.02 RESTRICTIONS ON USE.

        (a)  Tenant shall comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements relating to the use of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create a nuisance or disturb other tenants or occupants of the Shopping Center or injure the reputation of the Shopping Center. No auction, fire sale, bankruptcy sale, sidewalk sale, going out of business sale or continuous discount operation may be conducted in the Premises without the written consent of Landlord. Tenant shall complete or cause to be completed, all deliveries, loading, unloading, rubbish removal and other services to the Premises prior to 10:00 A.M. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further nondiscriminatory regulations of Landlord.

        (b)  Tenant shall comply at all times with such Rules and Regulations and such amendments and modifications thereof and additions thereto as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Shopping Center. Landlord shall not be liable to Tenant for the failure of any tenant or other person to comply with such Rules and Regulations.

        (c)  Tenant shall not use the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the Premises or the Shopping Center or cause the cancellation of any insurance policy covering the Premises or the Shopping Center, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by standard fire insurance policies.

        (d)  No activity, occurrence or use shall be conducted or permitted on any part of the Premises which is obnoxious to, out of harmony with, or objectionable to the development or operation of the Premises and/or adjoining properties, including, without limitation, the following prohibited activities, occurrences and uses: (i) no merchandise shall be displayed or sold outside the enclosed building areas on the Premises; nor shall any use other than parking and landscaping, be made of any outside areas; (ii) no solicitation of any kind, distribution or handbills or other materials, shall be permitted outside the enclosed building areas on the Premises; (iii) no loud speakers or other sound which may be heard or experienced outside the enclosed building areas on the Premises and no nuisance, incineration, fires on or adjacent to the Premises, explosion, obnoxious odor or obnoxious noise shall be permitted; (iv) no auction, fire, bankruptcy, going out of business or similar sale shall be conducted or advertised; (v) nothing shall be done which shall be injurious to the Premises or adjoining properties or unlawful or contrary to public policy or to a law, ordinance, regulation or requirement of any public authority, or would constitute an extra hazardous use, or would violate, suspend or void any policy of insurance required to be carried on the Premises or which would increase the rate of insurance thereon, and if the insurance cost be increased by such an act, the increased cost of such insurance shall also be paid by Tenant; (vi) no use shall be made of the sidewalk area on the Premises other than pedestrian movement; (vii) there shall not be permitted the use by the public, as such, of the Premises or any part thereof without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises of any part thereof; (viii) no act or omission of Tenant shall permit any lien or encumbrance of any kind whatsoever to attach to the Premises; and (ix) no act or omission which would constitute a breach, or event which with passage of time, notice or either of them, would constitute a breach of any Reciprocal Easement Agreement.

Section 6.03 HAZARDOUS SUBSTANCES.

        (a)  Definitions:

    For purposes of this Lease, the term "Hazardous Materials" means any substance:

  (1)
  Which is defined as "hazardous materials" or "hazardous substances" in Section 25501 of the California Health and Safety Code:

  (2)
  The presence of which requires any investigation or remediation under any Federal statute (including but not limited to the Resource, Conservation and Recovery Act of 1980, 42 U.S.C. § 6901, et seq. ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq. ("CERCLA"), and/or any State of California or local statute, regulation, ordinance, order, action, policy or common law;

  (3)
  Which is or which becomes defined as a "hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Federal, State of California or local statute, regulation, rule or ordinance or amendment thereto including, without limitation, CERCLA or RCRA;

  (4)
  Which is toxic, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, explosive or otherwise hazardous or is or becomes regulated by any governmental agency, authority, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof;

  (5)
  The presence of which causes or threatens to cause a nuisance upon the Premises, the Shopping Center or to other properties or that poses or threatens to pose a hazard to the health, safety or welfare of persons or the environment;

  (6)
  The presence of which on other properties could constitute a trespass by Tenant;

  (7)
  Which contains gasoline, diesel fuel or other petroleum hydrocarbon; and/or

  (8)
  Which contains polychlorinated bipheynls (PCBs), asbestos or urea formaldehyde foam insulation; and/ or

  (9)
  Which emits radon gas.

        (b)  For purposes of this Lease, the term "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, licenses, codes, permits, orders, approvals, requirements, demands, plans authorizations, concessions, franchises and the like of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the State of California and/or any political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments, orders or rulings relating to the protection of human health or welfare or the environment, including, without limitation:

  (1)
  All requirements relating to storage, treatment, disposal, reporting, licensing, use, permitting, investigation, control or remediation of any emissions, discharges, releases or threatened releases of Hazardous Material whether solid, liquid or gaseous in form or nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, transport or handling of any such substances;

  (2)
  All requirements relating to the protection of the health, safety and welfare of the public; and

  (3)
  The requirement of this Lease.

        (c)  Acknowledgment of Existing Condition of the Premises and Shopping Center: Tenant acknowledges and agrees that, prior to Tenant's execution of this Lease, Tenant has had a reasonable opportunity to perform, such investigations, inspections and testing of the Premises and the Shopping Center as Tenant deems necessary to determine the environmental condition of the Premises and the Shopping Center as of the date of this Lease. Tenant further acknowledges and agrees that such investigations, inspections and testing did not disclose or otherwise imply that any Hazardous Materials are present on, within, under, from and/or about the Premises and the Shopping Center. Tenant also acknowledges and understands that neither Landlord, nor any of Landlord's employees, agents or independent contractors, have made any oral or written representations or warranties to Tenant concerning the presence of Hazardous Materials on, within, under, from and/or about the Premises and the Shopping Center.

        (d)  Use of Hazardous Material: Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, within, under, from and/or about the Premises and/or the Shopping Center (which for purposes of this Article shall include, but is not limited to, air, subsurface soil and ground water) without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any such consent by Landlord may be conditioned upon Tenant's ability to demonstrate (in Landlord's sole and absolute discretion) that such Hazardous Materials are necessary or useful to Tenant's business and will be stored, used, generated and disposed of in a manner that complies with all Environmental Requirements and with good business practices. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup and/or remediation work performed on, within, under, from and/or about the Premises and the Shopping Center as required by this Lease and/or any Environmental Requirements.

        (e)  Routine Reporting Requirements: Tenant shall comply with all requirements for, immediately notify Landlord of, and, where possible, provide Landlord with true, correct, complete and legible copies of all communications and documents relating to Environmental Requirements, including without limitation all reports, permits, permit applications, warnings, citations, complaints, disclosures and/or notices which are received by, served upon and/or prepared by Tenant and/or Tenant's agents, employees and independent contractors in connection with the possession, use, presence, generation, storage, disposal, discharge and/or release of Hazardous Materials on, within, under, from and/or about the Premises and/or the Shopping Center. Such communications further include, without limitation: (a) all reports prepared by or on behalf of Tenant pursuant to any self-reporting requirements; (b) all manifests, shipping documents, Material Safety Data Sheets and invoices concerning the purchase of any Hazardous Materials for use or sale by or on behalf of Tenant within the Premises; (c) all manifests, shipping documents and invoices concerning the removal of any Hazardous Materials from the Premises or the Shopping Center; (d) all reports or plans filed by or on behalf of Tenant pursuant to any Environmental Requirements or this Lease; (e) all permit applications filed by or on behalf of Tenant; (f) all permit monitoring reports, including those required to be given or posted at, on, or about the Premises or the Shopping Center; (g) all "Proposition 65", "right to know," hazard communications, workplace exposure and community exposure warnings; and (h) all notices and all other reports, disclosures, plans or documents (even those which may be characterized as privileged or confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.

        (f)    Transportation Reporting Requirements: Tenant shall give Landlord at least fifteen (15) days' prior written notice of the delivery to and/or removal from the Premises of any Hazardous Materials. Such written notice shall set forth the following: (a) the type and quantity of Hazardous Materials being delivered to or removed from the Premises; (b) the time and date that such Hazardous Materials will be delivered to or removed form the Premises (c); the identity and qualifications of all third parties retained by Tenant in connection with the delivery to or removal from the Premises of such Hazardous Materials. Landlord and/or Landlord's agents, employees and independent contractors shall be entitled to be present when any Hazardous Materials are being delivered to or removed from the Premises.

        (g)  Incident Reporting Requirements: In addition to Tenant's routine reporting obligations described in this Article, Tenant shall immediately notify Landlord of: (a) all discharges releases and/or disposal of any Hazardous Materials by or on behalf of Tenant to which Landlord has not consented under this Article; (b) the commencement of any legal action against Tenant and/or any Tenant's officers, shareholders, directors, partners, affiliates, agents, employees and independent contractors arising out of or resulting from any purported violation of any Environmental Requirement; (c) the threat of any claim or legal action being brought against Tenant and/or any of Tenant's officers, shareholders, directors, partners, affiliates, agents, employees and independent contractors arising out of or resulting from alleged exposure to or the purported storage, use, generation, release or disposal of any Hazardous Materials on, within, under, from and/or about the Premises and/or the Shopping Center by Tenant and/or Tenants agents, employees and independent contractors. Concurrently with any notice delivered by Tenant under this Section, Tenant shall disclose and deliver to Landlord all materials which Tenant discovers, learns about and/or has in its possession or under its control relating to the matter of which Tenant is notifying Landlord, including, without limitation, true, correct, complete and legible copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons and all complaints, pleadings and other legal documents.

        In the event of any discharge, release, spillage, migration, contamination, controlled loss, seepage or filtration of any Hazardous Materials within, under, from and/or about the Premises and/or the Shopping Center as a result of any conduct of or omission by Tenant, or any employee or agent or agent of or independent contractor engaged by or on behalf of Tenant, Tenant shall cease, contain, remove or mitigate the same immediately in accordance with all Environmental Requirements and to the extent necessary to restore the Premises and the Shopping Center to the condition they were in before such discharge, release, spillage, migration, contamination, uncontrolled loss, seepage or filtration.

        (h)  Monitoring of Compliance: On each anniversary of the Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the first Disclosure Date occurring after the expiration or sooner termination of the Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used, released from or disposed of on, within, under, from and/or about the Premises and/or the Shopping Center by Tenant and/or Tenant's agents, employees and independent contractors for the twelve (12) month period prior to and after each Disclosure Date, or which Tenant intends, during the twelve (12) month period after each Disclosure Date, to store, generate, use or dispose of on, under or about the Premises and/or the Shopping Center.

        Tenant shall, upon the request of Landlord, take all action, including, without limitation, the conducting of tests or analyses (all at the sole expenses of Tenant) to confirm that no Hazardous Material is being manufactured, generated, stored, treated or disposed of on, within, under, from and/or about the Premises and/or the Shopping Center in violation of any Environmental Requirements of this Lease. Tenant shall provide Landlord with a copy of any report prepared by any agent, employee or independent contractor of Tenant concerning compliance.

        (i)    Inspections; Compliance: At all times during the term of this Lease, Landlord and Landlord's employees, agents and independent contractors shall have the right, but not the obligation, at Tenant's expense, to enter into the Premises for the purpose of inspecting, investigating, sampling and/or monitoring Tenant's compliance with this Article. Such inspections, investigating, sampling and/or monitoring may include, without limitation, the performance of any air, soil, water, groundwater or other sampling and any other testing, digging, drilling or analyses which Landlord may deem desirable. In connection with any such inspection, investigations, sampling and/or monitoring, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 6.03, Landlord shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon and permit entry upon the Premises and to discharge Tenant's obligations under this Section 6.03 at Tenant's expense, notwithstanding any other provision of this Lease. All sums disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and attorneys', consultants and experts fees, shall be due and payable by Tenant to Landlord as additional rent, on demand by Landlord, together with interest thereon at the maximum rate allowable from the date of such demand until paid by Tenant.

        (j)    Legal Actions: Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use, removal or disposal by Tenant, its agents, employees, contractors or invitees, of any Hazardous Materials on, within, under, from and/or about the Premises or the Shopping Center. If the presence of any Hazardous Materials on, within, under, from and/or about the Premises or the Shopping Center that is caused or permitted by Tenant, its agents, employees, contractors or invitees, results in or could result in (a) injury to any person, (b) injury to or any contamination of the Premises or the Shopping Center, or (c) injury to or contamination of any real or personal property wherever situated, then Tenant, at its sole cost and expense, shall immediately take all actions necessary to return the Premises and the Shopping Center to the condition existing prior to the commencement of the Lease and to prevent, remedy or repair any such injury or contamination. Notwithstanding the foregoing, however, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises and/or the Shopping Center, or enter into any settlement agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that such Hazardous Materials pose an immediate threat to the health, safety or welfare of any individual, or are of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.

        (k)  Indemnification: To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord, Landlord's agents, officers, shareholders, directors, partners, affiliates, employees and independent contractors and any beneficiaries under any deeds or trust or mortgages encumbering the Shopping Center (the "Indemnities"), from and against any and all liabilities, costs, losses, damages (including, but not limited to, injury to persons and/or property, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises and the Shopping Center or damages arising from any adverse impact on marketing of space in the Premises and the Shopping Center, diminution in the value or financeability of the Premises and the Shopping Center), judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, actual attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), and expenses of complying with Environmental Requirements, whether foreseeable or unforeseeable, arising directly or indirectly out of the release of, or actual or alleged exposure to, the presence, use, generation, storage, removal, neutralization, treatment, disposal or transportation of Hazardous Materials on, within, under, from and/or about the Premises and the Shopping Center by or permitted by Tenant and/or Tenant's agents, partners, affiliates, employees, independent contractors, licensees or invitees. Tenant's obligation to the Indemnities hereunder specifically requires Tenant to reimburse Landlord for the costs of any required or necessary containment, removal, abatement, repair, restoration, clean-up (including, but not limited to, the costs of investigation and removal) of Hazardous Materials or detoxification of the Premises and the Shopping Center and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease, and is not limited by any non-delegable duty, negligence, strict or vicarious liability of Indemnities, except to the extent of Indemnitees' sole negligence or strict liability.

        (l)    Tenant's Responsibility at Conclusion of Lease: Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (a) Tenant has made a diligent effort to determine whether any Hazardous Materials are on, under or about the Premises, and (b) no Hazardous Materials exist on, under or about the Premises other than as specifically identified to Landlord by Tenant in writing. To ensure performance of Tenant's diligence obligations under this Article, Landlord may, at any time within one (1) year of the expiration of the Term, or upon the occurrence of an Event of Default, by notice to Tenant, require that Tenant promptly commence and diligently prosecute to completion an environmental evaluation of the Premises. In connection herewith, Landlord may require Tenant, at Tenant's sole cost and expense, to immediately hire an outside consultant satisfactory to Landlord to perform a complete environmental audit of the Premises, a complete copy of which shall be delivered to Landlord within thirty (30) days after Landlord's request therefore. If Tenant or the environmental audit discloses the existence of Hazardous Materials on, under or about the Premises, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord within thirty (30) days after such request, a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing on or at the introduction of such Hazardous Materials. Upon Landlord's approval of such clean up plan, Tenant shall, at Tenant's sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Requirements and as required by such plan and this Lease.

        (m)  Default: Any failure of Tenant to fully satisfy its obligations under this Section shall be deemed to constitute an incurable material default of this Lease entitling Landlord to exercise all of its rights under Article XIII of this Lease.

        (n)  Insurance: In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises hereunder, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense, to purchase insurance specified and approved by Landlord, with coverage of no less than Five Million Dollars ($5,000,000.00), insuring (a) any Hazardous Materials shall be removed from the Premises, (b) the Premises shall be restored to a clean, neat, attractive, healthy, safe and sanitary condition, and (c) any liability of Tenant, Landlord and Landlord's employees, agents and independent contractors arising form Hazardous Materials.

        (o)  Rights Cumulative and Survival: The rights granted Landlord under this Section 6.03 are in addition to and not in limitation of any other rights or remedies available to Landlord hereunder or allowed at law or in equity. The indemnification obligations set forth in this Section 6.03 shall survive the expiration or earlier termination of the Term of this Lease.

ARTICLE VII—MAINTENANCE, REPAIRS AND ALTERATIONS

Section 7.01 MAINTENANCE AND REPAIRS.

        (a)  Subject to the provisions of Article IX hereof, Tenant shall, at its own cost and expense, during the term of this Lease keep in first-class order, condition and repair the Premises and every part thereof, including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, and ventilating systems, (including any maintenance contract for HVAC), fire protection systems, electrical and lighting facilities and equipment, rubbish facilities, including the storage and removal or rubbish, sewer and drainage serving the Premises, fixtures, walls, wall covering and paint, ceilings, floors, and floor coverings, windows, doors, plate glass, all signs, locks and closing devices, showcases, skylights, entrances and other facilities, including any replacements thereof, and all replacements or additions required pursuant to the American with Disabilities Act (42 USC sections12101 et seq) ("ADA"). Landlord may, at its option, employ a roof maintenance service company, an air conditioning service company and a fire, life, safety systems company to provide repair and preventative maintenance for roofs, air conditioning units, and fire, life, safety systems, if any. Cost of said services shall be included in Common Area charges.

        (b)  If Tenant fails to perform its obligations under this Section 7.01, Landlord may at its option, after five (5) days written notice to Tenant, except in the event of an emergency in the judgement of Landlord, in which case no notice shall be required, enter upon the Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Tenant to Landlord upon demand.

        (c)  Landlord shall maintain, at Tenant's expense the structural portions of the roof and roof membrane, exterior walls and replacements thereof. Tenant shall reimburse Landlord on demand for Tenant's pro rata share of the cost of repairs made by Landlord to the roof and the building in which the Premises are located.

        (d)  If this Lease specifically provides that Tenant may sell or offer for sale food or beverages for either on-premises or off-premises consumption, or both, then the provisions of this subsection shall apply. Tenant shall, at its sole cost and expense, maintain at all times the Common Areas (as defined in Section 14.01) within fifty feet (50') of the Premises free and clear of the food and beverages sold by Tenant, including trash, debris and spillage therefrom and unconsumed or unattended portions thereof. In addition to the remedies for default in this Lease, Landlord shall have the right, in the event of Tenant's failure to comply with the foregoing covenant, as determined by Landlord, within three (3) days after written notice from Landlord to prohibit, and Tenant hereby irrevocably agrees and empowers Landlord to prohibit Tenant from selling or offering for sale food and/or beverages from the Premises.

Section 7.02 ALTERATIONS, ADDITIONS AND FIXTURES.

        (a)  Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, remodeling or additions ("improvements") to either the interior or exterior of the Premises or to fixtures installed therein in accordance with approved fixture plans, or mark, paint, drill or in any way deface any portion of the Premises. Any Alterations approved by Landlord in writing shall be performed by Tenant in accordance with all laws, rules and regulations of all governmental authorities having jurisdiction over the Premises ("Governmental Requirements").

        (b)  All alterations, improvements, remodeling, additions, or fixtures, (other than trade fixtures not permanently affixed to the Premises), which may be made or installed in the Premises and which are attached to the floor, wall or ceiling of the Premises, and any floor covering which is cemented or otherwise affixed to the floor of the Premises, shall become part of realty upon installation thereof and shall at the option of Landlord, upon termination of this Lease, become the property of Landlord and remain upon and be surrender with the Premises.

        (c)  As additional security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the term hereof, Tenant hereby grants to Landlord a security interest in all of Tenant's fixtures, machinery, equipment, furniture, furnishings, and the proceeds therefrom presently or hereafter owned by Tenant and located at the Premises and all after-acquired property of the same class and description. However, while Tenant is not in default in the payment of rent or any of its obligations under this Lease, it may trade in or replace any of said items free of this security interest and the security interest shall then apply to the newly acquired items. Upon the default in performance of any of the obligations of Tenant as provided in this Lease, Landlord shall immediately have the remedies of a secured party under the Uniform Commercial Code.

        (d)  In the event any improvements are required to the Premises by Governmental Requirements by reason of the type or nature of Tenant's business, all such alterations shall be made at Tenant's sole expense.

        (e)  Any roof penetrations must be approved in advance by Landlord. Tenant must utilize and pay Landlord's roofing contractor to perform any such roof penetrations and to repair and/or restore the roof. Tenant shall be liable for any consequential damage as a result of these improvements.

        (f)    Before the commencement of any improvements, Tenant at its cost, shall furnish to Landlord a Performance and Completion Bond issued by an insurance company qualified to do business in California, in a sum equal to the cost of the improvements (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of the Improvements free and clear of all liens and other charges, and in accordance with the plans and specifications. The Improvements shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants of the Shopping Center. Tenant shall give Landlord not less than ten (10) days' notice in writing prior to the commencement of the Improvements and Landlord shall have the right to post a Notice of Non-Responsibility in or on the Premises, as provided by law and the costs incurred by Landlord in procuring and recording such Notice shall be immediately payable by Tenant to Landlord as additional rent.

        (g)  Any improvements made shall remain on and be surrendered with the Premises on the expiration or termination of the term, except that Landlord can elect within thirty (30) days before the expiration of the term, or within thirty (30) days after termination of the term, to require Tenant to remove any Improvements that Tenant has made to the Premises. If Landlord so elects, Tenant, at its cost, shall restore the Premises to the condition specified in Section 16.23.

        (h)  On completion of any work of alteration, addition or improvement by Tenant, or any subtenant, Tenant shall supply Landlord with "as built" drawings accurately reflecting all such work.

Section 7.03 CLEANLINESS; WASTE AND NUISANCE.

        Tenant shall keep the Premises at all times in a neat, clean and sanitary condition, shall neither commit nor permit any waste or nuisance thereon and shall keep the walks adjacent thereto free from waste and debris. All trash and other debris shall at all times be wrapped and maintained in fully covered containers and odor and insect free.

ARTICLE VIII—INSURANCE; INDEMNITY

Section 8.01 LIABILITY INSURANCE.

        (a)  Tenant shall at all times, during the term hereof, at Tenant's expense, maintain in effect workers' compensation insurance covering all of Tenant's employees and any other persons required to be so covered under all laws of governmental authorities having jurisdiction over Tenant or Premises. Such policy shall have the limits and be in such form as shall be required by such governmental authorities.

        (b)  Tenant shall during the lease term maintain, at Tenant's expense, in full force a policy or policies of comprehensive liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the common area which is subject to Tenant's control. Said liability insurance shall be in an amount of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage, which amount may be reasonably increased from time to time by Landlord.

        (c)  If Tenant fails to perform its obligations under this Section 8.01, Landlord may at its option, but shall not be required to, obtain such insurance and the cost thereof shall become due and payable as additional rent by Tenant to Landlord.

Section 8.02 OTHER INSURANCE.

        In the event Tenant shall fail for any reason to maintain such insurance required by Section 8.01, Tenant shall be deemed to be in default under this Lease and shall further be fully responsible for the prompt payment of any claim that would have been insured against under any such policy not maintained by Tenant as if Tenant was a self-insurer.

Section 8.03 SHOPPING CENTER INSURANCE.

        (a)  Tenant shall pay, as additional rent, Tenant's pro rata share as defined in Section 14.06 of any and all insurance premiums for insurance not hereinabove described, maintained by Landlord in connection with the Shopping Center including, but not limited to, public liability insurance for the common areas of the Shopping Center, and insurance for structures and improvements in the Shopping Center including, but not limited to, fire and extended coverage, and such other perils or risks, including plate glass, sprinkler leakage, earthquake and floods, as Landlord may choose to insure, in Landlord's sole and absolute discretion, together with insurance for loss of rental resulting from damage to the Shopping Center by an insured peril. Landlord shall be entitled to fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance in such form as to provide by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein.

        (b)  Tenant shall pay, monthly, its estimated share of insurance as part of common area maintenance charges pursuant to Section 14.05.

        (c)  In the event Tenant's specific use of the Premises increases the premium for the insurance hereinabove referred to over that charged for normal retail uses, (for example, if Tenant shall operate a restaurant which shall increase the rate of fire insurance), then Tenant shall also be responsible for the full amount of such increase in premium as such amount shall be determined by Landlord's insurance broker.

Section 8.04 STOCK AND FIXTURE INSURANCE.

        Tenant shall at all times during the term hereof, and at its own cost and expense, maintain in effect policies of insurance covering its stock in trade, furniture, fixtures, alterations, additions and equipment located on the Premises, in an amount to cover the full cost of replacement, providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism and malicious mischief and damage to all plate glass on the Premises. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the stock in trade, furniture, fixtures, equipment and plate glass so insured.

Section 8.05 GENERAL CONDITIONS—ALL INSURANCE POLICIES.

        (a)  All insurance required to be carried by Tenant hereunder shall be in companies, on forms and with loss payable clauses satisfactory to Landlord and licensed to do business in California, and holding a Best's Policy Holding Rating of "A" and a size category of "XIV" or better.

        (b)  Copies of polices of such insurance or certificates evidencing such insurance in form satisfactory to Landlord shall be delivered to Landlord by Tenant prior to commencement of the term hereof.

        (c)  No such policy shall be subject to cancellation, non-renewal, termination or change except after twenty (20) days' prior written notice to Landlord.

        (d)  All such insurance shall be stated to be primary and non-contributing with any insurance maintained by Landlord.

        (e)  All such insurance shall name as additional insureds Landlord and any party designated by Landlord as having an insurable interest in the Premises.

        (f)    Each policy shall contain a waiver of subrogation clause satisfactory to Landlord.

        (g)  Each policy shall specifically insure Tenant's contractual obligations under this Lease including, without limitation, the covenants and undertakings contained in Section 8.06, 8.07, and 8.08.

Section 8.06 WAIVER.

        All property kept, stored or maintained on Tenant's Premises shall be so kept, stored or maintained at the sole risk of Tenant; and except in the case of Landlord's willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the building in which the Premises are located on any roof or by reason of the Tenant's Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Shopping Center or renting or occupying any part of the Shopping Center, or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to Tenant's Premises or resulting from any accident in, on, or about Tenant's Premises or the building in which the Tenant's Premises are located. Landlord shall have no liability for conduct of others upon the Premises or the Shopping Center.

Section 8.07 INDEMNITY.

        Tenant shall indemnify and hold harmless Landlord and Landlord's principals, agents and employees from and against any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work or other things done, permitted or suffered by Tenant in or about the Premises or any portion of the common area, and shall further indemnify and hold harmless Landlord and Landlord's principals, agents or employees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorney's fees, and liabilities incurred in or from the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding brought against Landlord or Landlord's principals, agents or employees by reason of such claim, Tenant upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. The indemnity provisions contained herein shall survive the expiration of this Lease.

Section 8.08 EXEMPTION OF LANDLORD.

        Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from Landlord's failure to make repairs, or injury or damage from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or from any act or neglect of any other tenant or occupant of the Shopping Center. Tenant shall not be entitled to any abatement of rent or any other charges payable hereunder as a result of the above described damage or injury.

ARTICLE IX—DAMAGE AND RESTORATION

Section 9.01 MINOR INSURED DAMAGE.

        Subject to the provisions of Sections 9.02 and 9.03, if at any time during the term hereof, the Premises are damaged and such damage is caused by an insured casualty, then Landlord shall promptly upon receipt of insurance proceeds repair such damage, and this Lease continue in full force and effect, unless such damage is caused by Tenant's negligent or willful act or omission, in which event Tenant shall promptly repair such damage, at Tenant's expense.

Section 9.02 UNINSURED DAMAGE OR SUBSTANTIAL INSURED DAMAGE.

        Subject to the provisions of Section 9.03, if at any time during the term hereof, the Premises are damaged by an insured casualty and such damage is "substantial," as that term is defined in Section 9.05, or regardless of whether or not such damage is substantial as so defined, such damage is caused by a casualty not insured against by Landlord, then Landlord may, at its option, either (i) repair such damage and restore the Premises at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) cancel and terminate this Lease as of the date of such damage, unless such damage is caused by Tenant's negligent or willful act or omission, in which event Tenant shall promptly repair such damage, at Tenant's expense.

Section 9.03 DAMAGE NEAR END OF TERM.

        Notwithstanding anything to the contrary contained in this Article, if the Premises are destroyed or damaged during the last two (2) years of the primary term of this Lease, or any extension thereof, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within (30) days after the date of occurrence of such damage.

Section 9.04 CONTINUED OPERATION BY TENANT.

        If the Premises are destroyed or damaged and Landlord elects to repair or restore them pursuant to the provisions of this Article, Tenant shall continue the operation of its business in the Premises to the extent reasonably practicable from the standpoint of prudent business management. There shall be no abatement of any rent or other charges payable hereunder, and Tenant shall have no claim against Landlord for any damage suffered by Tenant by reason of any damage, destruction, repair or restoration of the Premises. Upon completion of such repair or restoration, Tenant shall promptly refixturize and restock the Premises substantially to the condition prior to the casualty and shall reopen for business if closed by the casualty.

Section 9.05 DEFINITIONS.

        (a)  For the purpose of this Article, "substantial" damage to the Premises shall be deemed to be damage to the building of which the Premises are a part or damage to the Shopping Center, wherein the cost of repair as estimated by Landlord exceeds twenty-five percent (25%) of the then estimated replacement cost of such damaged buildings.

        (b)  The determination in good faith by Landlord of the estimated cost of repair of any damage or of the estimated replacement cost of any building shall be conclusive for the purpose of this Article.

ARTICLE X—ASSIGNMENT AND SUBLETTING

Section 10.01 NO RIGHT TO ASSIGN OR SUBLET

        Tenant shall not, either voluntarily or by operation of law, sublet, assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit the Premises to be used or occupied by anyone other than Tenant, or Tenant's employees, or sublet the Premises or any portion thereof, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld.

Section 10.02 MERGER.

        If Tenant is a corporation, partnership or association, ("Company"), (1) any dissolution, merger, consolidation, or other reorganization of Tenant which dilutes or diminishes the net value of the Company, or (2) any sale of assets of Tenant which materially dilutes or diminishes the value of the Company, (either of (1) or (2) being hereafter called "a merger") shall be deemed a voluntary assignment of this Lease by Tenant which shall, in each instance, require the approval, in writing, of Landlord in order to be an effective assignment of this Lease. In connection with any proposed merger, Tenant shall submit to Landlord, in advance, such financial information as may be reasonably required by Landlord in order to evaluate the effect thereof. Landlord may, at its option, conditionally approve such assignment subject to the requirement that the successor or survivor by reason thereof submit to Landlord within a period of not more than eighteen (18) months from the effective date of such merger such financial information as Landlord may request in order to evaluate the financial effect thereof to determine that such merger has not weakened the financial condition of Tenant or its successor. If upon such subsequent review, Landlord determines that the value of the Company has been substantially diminished, Landlord may terminate this Lease upon notice to Tenant or such successor.

Section 10.03 CONDITIONS TO APPROVED ASSIGNMENT OR SUBLETTING

        If Landlord approves any assignment or subletting, each of the following conditions shall apply, and Landlord shall not be deemed to have unreasonably withheld consent if the all of the following conditions are not met:

        (a)  Such approval shall be valid only if in writing and signed by Landlord, Tenant and such assignee and/or subtenant in form satisfactory to Landlord;

        (b)  The occupancy resulting therefrom shall not violate any rights theretofore given any other tenant of the Shopping Center;

        (c)  Substantially the same type, class, nature and quality of business, merchandise and services sold or offered for sale, financial soundness of ownership and management, and business experience, shall be maintained and furnished in a manner compatible with the high standards contemplated by this Lease;

        (d)  Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease, shall not be impaired or diminished;

        (e)  Tenant shall assign to Landlord any and all consideration paid directly or indirectly for the assignment by Tenant to the assignee of Tenant's leasehold interest or any and all subrentals payable by the sublessee which are in excess of the minimum monthly rental provided to be paid by Tenant hereunder;

        (f)    The monthly minimum rent then payable under this Lease shall be automatically increased by fifteen percent (15%) effective on the date of Landlord's consent.

        (g)  Any request by Tenant to Landlord for Landlord's consent to any assignment or sublease shall be accompanied by the following.

  a.
  Complete financial information with respect to the proposed assignee or subtenant;

  b.
  Copies of all documents in connection with such sublease or assignment including, where appropriate, copies of documents with respect to a sale of Tenant's business;

  c.
  A description of the business experience of the proposed assignee or subtenant;

  d.
  Proof that all payments and reports due Landlord have been delivered to Landlord.

Section 10.04 LANDLORD'S TERMINATION RIGHT

        Notwithstanding anything to the contrary contained in this Article X, Landlord, at Landlord's option, may elect to terminate this Lease by so notifying Tenant within ten (10) days after receipt of Tenant's request for Landlord's consent to any proposed assignment or sublease, such termination to be effective thirty (30) days after service of Landlord's notice of termination; provided that Tenant may by notice withdraw said request within five (5) days after service of Landlord's notice of termination, in which event this Lease shall remain in full force and effect. If this Lease is terminated as aforesaid, the provisions contained herein relating to surrender of the Premises shall apply, and upon Tenant's compliance therewith, neither party shall have any liability whatsoever to the other under this Lease, and Landlord shall have the right to lease the Premises to any person or entity whatsoever, including the assignee or sublessee proposed by Tenant.

Section 10.05 MISCELLANEOUS

        (a)  Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not be deemed to be consent to any subsequent assignment or subletting.

        (b)  Any assignment or subletting without Landlord's consent shall be void and shall, at the option of Landlord, constitute a default under the terms of this Lease.

        (c)  The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies.

        (d)  If Tenant is a corporation or an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Article.

        (e)  Tenant shall reimburse Landlord the sum of Seven Hundred Fifty Dollars and 00/00 ($750.00) as additional rent for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

        (f)    Neither this Lease nor any interest in the Lease shall be assignable or transferable by operation of law, and in the event any proceeding under the Bankruptcy Act, or any amendment thereto or chapter thereunder, shall be commenced by or against Tenant (or any partner of Tenant) and Tenant be adjudged insolvent, or make an assignment for the benefit of creditors, or if a writ of attachment or execution be levied on the leasehold estate created by this Lease, or if a receiver is appointed in any proceeding or action to which Tenant is a party, with authority to take possession or control of the Premises or the business conducted on the Premises by Tenant, this Lease at the option of Landlord shall immediately terminate and shall in no way be treated as an asset of Tenant or Tenant's estate after the exercise of Landlord's option, and Tenant shall have no further rights under this Lease, and Landlord shall have the right, after the exercise of its option to terminate as provided in this subparagraph, to forthwith re-enter and repossess the Premises.

Section 10.06 NO RELEASE OF TENANT.

        No subletting or assignment, even with the consent of Landlord, shall relieve Tenant or any guarantor of Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be consent to any assignment or subletting.

ARTICLE XI—EMINENT DOMAIN

Section 11.01 ENTIRE OR SUBSTANTIAL TAKING.

        If more than forty percent (40%) of the Premises or more than forty percent (40%) of the balance of the Shopping Center shall be taken under the power of Eminent Domain, either party shall be entitled to terminate this Lease as of the date on which the condemning authority takes possession.

Section 11.02 PARTIAL TAKING.

        In the event of any taking of the Premises or remainder of the Shopping Center under the power of eminent domain which does not result in a termination of the Lease pursuant to Section 11.01, Landlord at its option may terminate this Lease as of the date on which the condemning authority takes possession. If Landlord shall not so terminate this Lease and if a portion of the Premises is taken then the monthly minimum rent payable hereunder shall be reduced, effective as of the date on which the condemning authority takes possession, in the same proportion which the gross ground floor area of the portion of the Premises taken bears to the gross ground floor area of the entire Premises prior to the taking. Landlord shall promptly restore the portion of the Premises not so taken to as near its former condition as is reasonably possible, and this Lease shall continue in full force and effect.

Section 11.03 AWARDS.

        Any award for taking of all or any part of the Premises under the power of eminent domain shall be the sole and exclusive property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any separate award to Tenant for loss of damage to Tenant's trade fixtures and removable personal property.

Section 11.04 SALE UNDER THREAT OF CONDEMNATION.

        A sale by Landlord to an authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

ARTICLE XII—UTILITY SERVICE

Section 12.01 UTILITY CHARGES.

        Tenant shall pay all charges for gas, water, sewer, storm drain, electricity, telephone and other utility services used in or about the Premises during the term of this Lease. If any such charges are not paid when due, Landlord may pay the same, and any amounts so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent. If Tenant operates any type of food service operation Tenant shall install and maintain at Tenant's expense, a grease interceptor.

        Notwithstanding any of the foregoing, if Tenant causes additional and/ or excessive utility costs by reason of its operation, Landlord may in its discretion charge such additional costs directly to Tenant.

Section 12.02 FURNISHING OF SERVICES.

        If Landlord shall elect to furnish any utility services to the Premises, Tenant shall purchase its requirements thereof from Landlord so long as the rates charged therefor by Landlord do not exceed those which Tenant would be required to pay if such services were furnished it directly by a public utility. If Tenant operates any type of food service operation, Tenant shall install and maintain a grease interceptor.

Section 12.03 INTERRUPTION OF SERVICE.

        Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises and no such failure or interruption shall entitle Tenant to either rent abatement or termination of this Lease.

Section 12.04 UTILITY HOOK-UP FEES

        Tenant shall be solely responsible for and shall pay any and all charges levied by any governmental authority for utility hook-up to the Premises or the building of which the Premises are a part including, without limitation, any use charges or meter fees. In the event Landlord has heretofore paid any such fees, Tenant shall promptly upon demand from Landlord reimburse Landlord for Tenant's share of such charges as are determined by Landlord.

Section 12.05 HEATING, VENTILATION AND AIR CONDITIONING.

        If heating, ventilation or air conditioning is not from a unit serving only Tenant's Premises, Tenant shall reimburse Landlord on demand as additional rent Tenant's proportionate share of Landlord's cost of maintenance thereof as determined by Landlord, together with an amount equal to fifteen percent (15%) of such cost to cover Landlord's administrative and overhead expenses. Prior to the commencement of each lease year, Landlord may at its option, give Tenant a written estimate of Tenant's share of the costs set forth above for the ensuing lease year. Tenant shall pay such estimated amount to Landlord in equal installments, in advance, as part of the same check with which Tenant pays the monthly minimum rent. Year-end adjustments shall be made in the same manner as set forth with respect to Common Area charges.

ARTICLE XIII—DEFAULTS; REMEDIES

Section 13.01 DEFAULTS.

        The occurrence of any one or more of the following shall constitute a default hereunder by Tenant:

        (a)  The abandonment of the Premises by Tenant for a period in excess of ten (10) business days.

        (b)  The failure by Tenant to make any payment of rent, additional rent, or other payment required to be made by Tenant hereunder, or the failure to promptly make any report of sales required hereunder as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant or the failure by Tenant to observe or perform any of the other covenants or conditions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant.

        (c)  The making by Tenant of any assignment or arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

        (d)  The discovery by Landlord that any financial information called for by this Lease given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligations hereunder, or any of them, is materially false, or, if true, any material change has occurred in Tenant's net worth or that of any guarantor which renders Tenant or in the judgment of Landlord may render Tenant unable to meet its financial obligations under this Lease as they become due.

Section 13.02 REMEDIES.

        In the event of any default by Tenant as defined herein Landlord may exercise one or more of the following remedies:

        (a)  Landlord shall have the option to continue this Lease in full force and not terminate Tenant's right to possession of the Premises, in which event Landlord shall have the right to collect rental and additional charges when due, and Landlord shall have such other rights as are provided for in this Lease and such rights as are permitted by law.

        (b)  Landlord may terminate this Lease by express written notice to Tenant of its election to do so. In the event of such termination, Landlord shall be entitled to recover from Tenant:

            (i)  The worth at the time of the award of any obligation which has accrued prior to the date of termination; and

          (ii)  The worth at the time of the award of the amount by which the unpaid rent and additional charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; and

          (iii)  The worth at the time of the award of the amount by which the unpaid rent and additional charges for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided.

        (c)  As used in Subsections (b) (i) and (b) (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Subsection (b) (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Los Angeles at the time of award plus one percent (1%).

        (d)  Landlord may recover from Tenant, and Tenant shall pay to Landlord upon demand, such expenses as Landlord may incur in recovering possession of the Premises, placing the same in good order and condition and altering or repairing the same for reletting, all other expenses, commissions and charges incurred by Landlord in reletting same or exercising any remedy provided herein or as a result of any default by Tenant hereunder, and any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform Tenant obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

        (e)  Landlord may exercise any other remedy or right now or hereafter available to Landlord against a defaulting Tenant under the laws of the governing jurisdiction and not otherwise specifically reserved herein.

        (f)    If Tenant is in monetary default under the terms of the Lease more than once in any twelve (12) month period, irrespective of whether or not such default is cured, then without limiting Landlord's rights and remedies provided for in this Lease at law or in equity, Tenant's Security Deposit shall be increased by an amount equal to the greater of two times (2x) the original Security Deposit or two (2) months' Minimum Monthly Rent and Common Area Maintenance charges, which shall be paid by Tenant within five (5) days of receipt of Landlord's written demand.

        (g)  In the event that Tenant is in default under any provision of this Lease and Landlord gives Tenant a notice to pay rent or to cure any other default under this Lease more than two times during the term of this Lease or any extension, then in addition to any and all other rights and remedies under this Lease or any applicable law, rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Article III or any other provision of this Lease to the contrary.

        (h)  In the event that Tenant pays rent or any other sum(s) due pursuant to this Lease by means of a personal and/or business check, and the check is not honored by the institution upon which it is drawn, then in addition to any and all other rights and remedies under this Lease or any applicable law, rent shall automatically become due and payable via cashier's check, notwithstanding Article III or any other provision of this Lease to the contrary. Additionally, Tenant shall pay Landlord, as additional rent, an administration fee equal to Thirty Dollars ($30.00) for each check which is not honored by the institution upon which it is drawn.

Section 13.03 BANKRUPTCY OR INSOLVENCY

        (a)  In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code, and Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of this Lease are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

        (b)  In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor-In-Possession, must elect to assume this Lease within seventy-five (75) days from the date of the filing of the Petition under Chapters 11 or 13, or the Trustee or Debtor-In-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapters 7, 11, or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

  (i)
  The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance that:

  (1)
  Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

  (2)
  Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

  (ii)
  The Trustee or the Debtor-In-Possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-In-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

  (iii)
  The Trustee or the Debtor-In-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's or Debtor-In-Possession's obligations under this Lease; provided, however, that:

  (1)
  The Trustee or Debtor-In-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent and other monetary charges accruing under this Lease; and

  (2)
  If not otherwise required by the terms of this Lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date minimum rent is payable one-twelfth (1/12th) of Tenant's annual obligations under this Lease for maintenance, common area charges, real estate taxes, insurance and similar charges;

  (3)
  From and after the date of the assumption of this Lease, the Trustee or Debtor-In-Possession shall pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable hereunder, plus the highest amount of the annual percentage rent paid by Tenant to Landlord within the five (5) year period prior to the date of Tenant's Petition under the Bankruptcy Code, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable;

  (4)
  The obligations imposed upon the Trustee or Debtor-In-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

        (c)  In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of Section 13.03 (b) hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

        (d)  When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the minimum annual rent as defined in this Lease and other monetary obligations of Tenant for the payment of maintenance, common area charges, real estate taxes, insurance and other charges payable by Tenant hereunder.

        (e)  Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (hereinafter referred to as the "state Law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive Landlord's right to terminate this Lease nor the need to obtain Landlord's consent for any transfer of Tenant's interest under this Lease without such consent.

Section 13.04 MISCELLANEOUS

        (a)  Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

        (b)  In any unlawful detainer action commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the greater of the amount of monthly minimum rent, percentage rent, additional rent and other charges reserved in this Lease for such period or the comparable period of the preceding year.

        (c)  Tenant hereby waives any right of redemption or relief from forfeiture under the law of the governing jurisdiction, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

        (d)  The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative, and, except as otherwise provided by statutory law in force and effect at the time of the execution hereof, Landlord may pursue any or all of such rights and remedies, whether at the same time or otherwise.

        (e)  One or more waivers by Landlord of any breach or default shall not be a waiver of any other breach or default of the same or any other provisions.

        (f)    Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

        (g)  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provisions hereof shall not be deemed a waiver of any such breach, provided, however, the receipt and acceptance by Landlord of any delinquent rental and/or other sum which may be due hereunder shall constitute a waiver of said breach of timely payment for the particular payment involved (but not as to any other breach), and no waiver by Landlord of any sum due hereunder or any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

        (h)  No delay or omission in the exercise of any right or remedy accruing to Landlord upon any breach by Tenant under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring.

        (i)    In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease and to any other remedy allowed to Landlord at law or in equity.

        (j)    In the event Tenant is also a tenant of premises located in another (or other) Shopping Center(s) owned by Landlord or an Affiliate (as defined below) of Landlord (collectively referred to herein as "Other Lease(s)"), then, as a material inducement to Landlord to enter into this Lease, Tenant agrees that (i) a default under the Other Lease(s) shall constitute a default under this Lease, (ii) a default under this Lease shall constitute a default under the Other Lease(s), (iii) that any security deposits held under this Lease or the Other Lease(s) may be applied in connection with any default under either this Lease or the Other Lease(s). In the event of a default under either the Lease or the Other Lease(s), Landlord or its Affiliate, as the case may be, shall have the right to pursue its remedies with respect to the Lease, the Other Lease(s) or both, provided that Landlord's or its Affiliate's, as the case may be, election to pursue its remedies with respect to one lease shall not be deemed a waiver of Landlord's or its Affiliate's, as the case may be, right to pursue its remedies later with respect to the Other Lease(s).

As used herein, the term "Affiliate" shall mean any parent or subsidiary entity of Landlord, and any entity the majority interest of which is owned by the principal shareholders or partners of Landlord.

Section 13.05 DETERMINATION OF RENT.

        For the purpose of this Article XIII, the rent due for any calendar month after default by Tenant and/or re-entry by Landlord shall be deemed to be the average monthly rent, including any percentage rent, additional rent and other charges, which shall have been payable for the twelve (12) month period immediately prior to such default and/or re-entry or for such shorter period of time as this Lease shall have been in effect.

Section 13.06 DEFAULT BY LANDLORD.

        Landlord shall not be deemed to be in default in the performance of any obligation to be performed by it hereunder unless and until it has failed to perform such obligation for a period of thirty (30) days following written notice from Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

        This Lease may not be canceled for any default by Landlord. Tenant's sole remedy for any default by Landlord shall be such damages as may be afforded by law. Copies of notices of default on the part of Landlord shall be concurrently sent to any lender who directly or through Landlord so requests such writing.

Section 13.07 EXPENSE OF LITIGATION.

        If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding, including declaratory relief, instituted by either party by reason of any default or alleged default of the other party hereunder the party prevailing in such action or proceeding shall be entitled to recover from the other party its reasonable expenses including, without limitation, all attorneys' fees and court costs.

ARTICLE XIV—COMMON AREAS

Section 14.01 DEFINITION.

        The common area is that area within the Shopping Center which is neither occupied by buildings (excluding roof overhangs and canopies, columns supporting roof overhangs and canopies, and subsurface foundations, enclosed hallways and restrooms not located within the Premises of a single tenant) nor devoted permanently to the exclusive use of a particular tenant, except that areas containing pylon signs and buildings or structures which are used with respect to the operation of the common area shall be deemed to be part of the common area.

Section 14.02 USE OF COMMON AREAS.

        Tenant and its employees and invitees shall have the non-exclusive license to use the common areas during the lease term, for parking and for pedestrian and vehicular access in and to the Shopping Center in common with Landlord and with other persons authorized by Landlord from time to time to use such areas, subject to such reasonable rules and regulations relating to such use as Landlord may from time to time establish.

Section 14.03 CONTROL BY LANDLORD.

        (a)  Landlord may (i) make changes at any time from time to time in the size, shape, location, number and extent of the common areas of any of them, and/or (ii) designate new building areas or change the size, location or configuration of any existing building area without Tenant's approval or consent, and no such change shall entitle Tenant to any abatement of rent. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the shopping center, its common areas and any improvements located therein.

        (b)  Landlord, directly or by contract shall operate, manage, equip, light, repair, replace, clean and maintain the common areas in such manner as Landlord may determine to be appropriate in its sole discretion. Landlord may temporarily close any common area for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord.

        (c)  Landlord shall at all times during the term of this Lease have the sole and exclusive control of the automobile parking areas, driveways, entrances and exits and the sidewalks and pedestrian passageways and other common areas, and may at any time and from time to time during the term hereof restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time to time. The rights of Tenant in and to the common areas shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners of stores in the Shopping Center to use the same in common with Tenant, and Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. If in the opinion of Landlord, unauthorized persons are using any of said areas by reason of the presence of Tenant in the Shopping Center, upon demand of Landlord, Tenant, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized person from the common areas or to prohibit the use of any said areas by unauthorized persons.

        (d)  Tenant and its employees shall park their vehicles only in those portions of the common areas from time to time designated for that purpose by Landlord. Tenant shall upon request furnish Landlord with a list of its employees' vehicle license numbers and Tenant shall thereafter notify Landlord of any change in such list within five (5) days after each such change occurs. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Tenant or its employees park in other than such designated parking areas then Landlord may charge Tenant, as additional rent, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any of the common areas other than as designated. Tenant hereby authorizes Landlord to tow away from the Shopping Center any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or to attach violation stickers or notices to such vehicle. Moreover, Landlord may at any time prohibit all employees from parking on the common areas.

        (e)  In the event Landlord elects to limit or control parking by customers or invitees of the Shopping Center, whether by validation or parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto.

Section 14.04 ENVIRONMENTAL PROTECTION EXPENSE.

        (a)  If prior to, or at any time during the term of this Lease, a law, regulation, or rule is adopted by any governmental authority requiring that monitoring equipment measuring air quality is installed in the Shopping Center, or assessing any charge, levy of tax against Landlord or the Shopping Center by reason of any use made of the Common Area or the Shopping Center or for any other environmental protection expense, Tenant shall pay to Landlord as additional rental upon demand, its pro rata share of the initial cost and maintenance and operating expense of such equipment, determined in the same manner as provided in Section 14.06 of this Lease relating to computing Tenant's share of Common Area expenses. Additionally, if there is required extraordinary waste disposal services facilities or equipment or modifications of the existing waste treatment facilities and equipment of the Shopping Center, Tenant shall pay to Landlord upon demand as additional rental its pro rata share of the initial cost, and maintenance, and operating expenses thereof calculated in accordance with Section 14.06 of this Lease. Tenant shall extend to Landlord reasonable rights of entry to the Premises for purposes of testing air quality as may be required. Tenant acknowledges that Landlord may be required from time to time by governmental authority to reduce the energy consumption of the Shopping Center, to impose a parking or similar regulatory charge, to modify or restrict the hours of operation of Tenant's business, to limit access to the Shopping Center or to reduce the number of parking spaces available for Tenant's customers, or other limiting actions all of which actions shall be binding on Tenant if enacted or enforced by Landlord in accordance with the requirements of a governmental authority. No such action on the part of the Landlord shall be deemed to be a breach by Landlord of its obligations under this Lease or terminate or limit the Tenant's obligations. This Section shall not in any way limit any right given Landlord under any other section of this Lease.

Section 14.05 COMMON AREA CHARGES and OPERATING COSTS.

        Tenant shall pay to Landlord, as additional rent, in the manner and at the time provided below, Tenant's pro rata share, as defined below, of all operating costs and expenses incurred by Landlord in the operation and maintenance of the common areas, buildings and improvements within the Shopping Center during the term of this Lease. Such costs and expenses shall include, without limiting the generality of the foregoing; managing, all foundation, exterior and bearing wall repairs and replacements, roof repair and replacement, building repair and painting, utility line repairs, pest control, gardening and landscaping; repaving, resurfacing and patching of parking areas, bumpers, monument and directional signs and other markers; cost of public liability, property damage, fire and extended coverage, earthquake, vandalism and malicious mischief, rental loss, and any other insurance, maintained by Landlord for the benefit of the Shopping Center; in addition to the insurance maintained in accordance with Article VIII; all real estate taxes; personal property taxes; replacements, repairs, painting; lighting and all other utilities; Tenant's prorata share of any individual services or utilities which are jointly metered with any other tenants, cleaning, trash removal; depreciation of equipment; fire protection, materials and supplies, security, costs associated with governmental requirements, holiday decorations, Shopping Center promotional costs, and similar services (provided nothing herein contained shall be deemed a representation or requirement that any such services shall be maintained); environmental protection expense as defined in Section 14.04; and an amount equal to fifteen percent (15%) of all of the foregoing costs and expenses to cover Landlord's administrative and overhead expenses. (All of the above operating costs, expenses and Landlord's administrative and overhead expense are herein called "Common Area charges").

Section 14.06 PRO RATA SHARE DEFINED.

        Tenant's pro rata share of Common Area charges shall be determined by multiplying the total Common Area charges for the Shopping Center by a fraction, the numerator of which is the ground floor area of the Premises and the denominator of which is the total ground floor area of all of the buildings in the Shopping Center during the particular period for which such Common Area charges are levied. In the event any tenant in the shopping center pays taxes directly, maintains its own building insurance or pays any other expense directly, then, at Landlord's option, the square footage of such tenants shall not be included in the total square footage of the shopping center for calculating Tenant's pro rata share of such expenses.

Section 14.07 PAYMENT OF COMMON AREA CHARGES.

        Prior to the commencement of each calendar year of this Lease, Landlord may give Tenant a written estimate of Tenant's pro rata share of Common Area charges for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, as part of the same check with which Tenant pays the monthly minimum rent. If Landlord so estimates, Landlord shall furnish to Tenant a statement showing the Common Area charges incurred by Landlord for the previous year for the operation and maintenance of the Common Areas during such year indicating any additional amounts due from Tenant or credit due from Landlord. Tenant shall, within thirty (30) days of receipt of such statement, make any payment necessary. If Landlord elects not to so estimate, Tenant shall pay its share of such Common Area charges at such intervals as Landlord may elect to bill Tenant. Landlord's failure to submit statements as called for herein shall not be deemed to be a waiver of Tenant's requirement to pay sums as herein provided.

ARTICLE XV—SIGNS, LIGHTING, ADVERTISING

        Tenant must, at its own expense, erect an exterior sign which conforms to Landlord's sign criteria, but subject to Landlord's written approval of said sign. Tenant must secure a sign contract within thirty (30) days of execution of this Lease. Failure to do so is a breach of this Lease entitling Landlord to exercise any of its remedies hereunder including, without limitation, performing Tenant's obligations at Tenant's cost as contemplated by Section 7.01. Tenants' sign must be installed and operating concurrent with its opening for business. Tenants' sign shall be deemed part of the realty once installed. Tenant's sign shall be duly inspected and approved by the appropriate governmental department or authority. Tenant shall provide Landlord with a copy of the signed inspection report evidencing such approval within ten (10) days of its receipt by Tenant. In the event Landlord remodels the Shopping Center, Tenant shall, within six (6) months following completion of the remodeling, cause Tenant's sign to conform to any new sign criteria promulgated for the Shopping Center. Tenant shall not change the color, size, location, composition, wording, or design of any sign or advertisement on the Premises that may have been theretofore approved by Landlord and governmental authorities without the prior written approval of Landlord and said authorities. Tenant shall at its own expense maintain and keep in good repair all installations, signs, and advertising devices which it is permitted by Landlord to maintain and shall pay all charges required to keep them in good repair. Tenant shall not, without Landlord's prior written consent (a) install or affix to the Premises any signs, advertising decals, banners, placards, exterior lighting or plumbing fixtures, shades, awnings, or exterior decorations (including exterior painting); (b) display or sell merchandise on, or otherwise obstruct, any area outside of the Premises; (c) cause or permit to be used any advertising materials or methods which are objectionable to Landlord or to other tenants of the Shopping Center, including without limiting the generality of the foregoing, loudspeakers, mechanical or moving display devices, unusually bright or flashing lights and similar devices the effect of which may be seen or heard outside the Premises; (d) solicit business in the common areas, or distribute any handbills or other advertising matter in the parking area or in other common areas.

ARTICLE XVI—MISCELLANEOUS

Section 16.01 OFFSET STATEMENT.

        Tenant shall at any time, from time to time and within ten (10) days after receipt thereof from Landlord execute, acknowledge and deliver to Landlord, encumbrancer, or any proposed mortgagee, trust deed beneficiary, purchaser, or successor in interest (a) a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (ii) the dates to which monthly minimum rent, percentage rent and additional rental charges have been paid in advance, if any; (iii) the commencement and termination dates of this Lease; (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, as are claimed; and (v) certifying any other matters reasonably requested by Landlord pertaining to the Premises or this Lease. and (b) financial statements, including, but not limited to, balance sheets, profit and loss statements, income statements, and statements of changes in financial condition and Tenant's federal and state income tax returns pertaining to Tenant's business conducted upon the Premises. If Tenant fails to deliver such Certificate and/or financial statements as may be required by Landlord within said ten (10) day period, Tenant hereby appoints Landlord as Tenant's attorney in fact for the purpose of completing, executing and delivering the Certificate to the person or firm requesting it, such failure shall be deemed to be a substantial material breach. Tenant hereby acknowledges that the failure to submit such Certificate and/or financial statements in a timely manner will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, in addition to all other remedies, Landlord may impose a charge equal to one month's minimum rent for failure of Tenant to timely submit such Certificate or financial statements which the parties agree represents a fair and reasonable estimate of the damage caused by Landlord by such failure. Acceptance of such charge shall not constitute a waiver of Tenant's default.

Section 16.02 LANDLORD'S RIGHT TO ACCESS.

        Landlord and its agents shall have free access to the Premises for the purpose of examining the same to ascertain if they are in good repair, posting notices of non-responsibility, making repairs or installations which Landlord may be required or permitted to make hereunder and exhibiting the same to prospective purchasers or tenants. Landlord shall have no liability to Tenant for exercise of its right of entry hereunder or under any other provision of this Lease.

Section 16.03 RELOCATION OF PREMISES.

        Tenant agrees that at any time before or during the term hereof, Landlord shall have the right to relocate the Premises described herein ("existing Premises") to other space ("new Premises") within the Shopping Center in accordance with the following terms: (a) the size of the new Premises shall be substantially the same as the size of the existing Premises unless Landlord and Tenant otherwise agree in writing; (b) moving costs (provided such costs are approved in advance by Landlord) and the cost of installing permanent improvements of like kind and quality to the existing Premises (not including trade fixtures, equipment, and furniture) shall be borne entirely by Landlord (c) monthly minimum rent payable pursuant to Section 3.01 of this Lease shall be adjusted so that the monthly minimum rent payable by Tenant for occupancy of the new Premises, shall be at the same rate for the new Premises, provided that in no event shall the monthly minimum rent for the new Premises be less than the then monthly minimum rent payable hereunder; (d) the payments of new monthly minimum rent shall commence within ten (10) days after Landlord has completed the physical relocation and installation of permanent improvements in the new Premises; and (e) Landlord and Tenant shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the monthly minimum rent payable hereunder.

Section 16.04 TRANSFER OF LANDLORD'S INTEREST.

        In the event of any transfer of Landlord's interest in this Lease or in the Premises, Landlord shall be automatically relieved of any and all obligations and liabilities accruing from and after the date of such transfer.

Section 16.05 FLOOR AREA.

        "Ground Floor Area" as used in this Lease means, with respect to the Premises and with respect to each store area separately leased, the aggregate of (a) the number of square feet of floor space on the ground floor level, measured from the exterior faces of exterior walls and the center of party walls, and (b) all outside selling areas used exclusively by any tenant for the sale of merchandise. No deduction or exclusion from floor area shall be made by reason of columns, stairs, elevators, escalators, or other interior construction or equipment.

Section 16.06 SEPARABILITY.

        Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

Section 16.07 SECURITY DEPOSIT.

        Tenant has deposited with Landlord the security deposit set forth in the Lease Summary as security for the full and faithful performance of every provision of this Lease to be performed by Tenant, and Tenant shall, from time to time upon Landlord's request, augment the security deposit by the amount of any increase as computed in accordance with Sections 3.01 and/or 3.02. This security deposit shall not constitute payment of the last month's rent hereunder. If Tenant defaults with respect to any provisions of this Lease, Landlord may use, apply or retain all or any part of the security deposit for the payment of any rent or other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of the Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term. Nothing contained in this Section shall in any way diminish or be construed as waiving any of the Landlord's other remedies otherwise set forth in this Lease, or by law or equity.

Section 16.08 LATE CHARGES.

        Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any attorneys' fees or other costs incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Section 16.09 TIME OF ESSENCE.

        Time is of the essence with respect to the performance of every provision of this Lease.

Section 16.10 HEADINGS.

        The article and paragraph captions and the placement of particular provisions under certain articles or sections contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

Section 16.11 INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS.

        This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose unless specifically incorporated herein by reference. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest, and this Lease may not be modified by an oral agreement whether or not supported by new consideration.

Section 16.12 NOTICES.

        Any notice or demand required or permitted to be given hereunder shall be in writing and may be served personally, by mail, or by private mail delivery service. If served by mail, it shall be addressed as specified in the applicable Lease Summary provision. Any notice so given by mail shall be deemed effectively given 48 hours after deposit by certified mail delivery in the United States mail or deposit with the private mail carrier, postage and/or delivery prepaid or certified postage prepaid and addressed as specified above. Either party may by written notice to the other delivered in accordance herewith specify a different address for notice purposes.

Section 16.13 BROKERS AND REPRESENTATIVES.

        (a)  Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease unless specifically stated to the contrary in the applicable Lease Summary Provision.

        (b)  Tenant acknowledges that no agent of Landlord has made any representations or warranties regarding this Lease or any provisions hereof which are not incorporated in this written instrument. Tenant understands that all terms of this Lease or Tenant's occupancy of the Premises are governed strictly by this written instrument and not by any other correspondence or communications.

Section 16.14 WAIVERS.

        No waiver by Landlord of any provision of this Lease shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.

Section 16.15 OTHER LOCATIONS.

        Neither Tenant, nor any affiliate or subsidiary of Tenant, directly or indirectly, shall during the term of this Lease operate, manage or have any interest in any other competing or similar store or business, including a department or concession in another store, within a five (5) mile radius outward from the Shopping Center measured from the nearest boundary of the Shopping Center. Without limiting Landlord's remedies, if Tenant should violate this covenant, Landlord may at its option include the gross sales of such other store in the gross sales transacted in the Premises for the purpose of computing the Percentage Rent due hereunder, as though such sales had actually been made from the Premises. If Landlord so elects, all the provisions of Articles III and IV relating to the payment of rent and to accounting shall be applicable to such other store. However, any such store existing as of the date of this Lease may continue to be operated, managed, conducted and owned in the same manner as on the date of this Lease.

Section 16.16 LIENS.

        Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions, or alterations in the Premises which the Tenant desires to make or has made, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. In the event any lien is filed, Tenant shall at its expense provide a lien release bond to remove such lien, regardless of the validity of such lien or underlying claim and Tenant shall defend, indemnify, protect and hold the Premises, the Shopping Center and Landlord harmless against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Tenant, Landlord, the Shopping Center or the Premises.

Section 16.17 SUBORDINATION

        This Lease shall, at Landlord's option, be and remain subordinate to any mortgage, ground lease, or deed of trust that may exist or hereafter be placed upon the Shopping Center or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof. Tenant shall upon written demand by Landlord execute such instruments as may be required at any time and from time to time to subordinate the rights an interests of Tenant under this Lease to the lien of any such ground lease, mortgage or deed of trust, or, if requested by Landlord, to subordinate any such mortgage, ground lease, or deed of trust to this Lease. Tenant shall, in the event any proceedings are brought for default under such ground lease or for the foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon foreclosure sale or sale under power of sale, or to the ground lessor terminating Landlord's rights as ground lessee, and shall recognize such purchaser or ground lessor as Landlord under this Lease. So long as Tenant is not in default hereunder, any further subordination shall not terminate this Lease or other wise affect Tenant's rights hereunder.

Section 16.18 SUCCESSORS IN INTEREST.

        The covenants and all undertakings herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all the parties hereto shall be jointly and severally liable hereunder.

Section 16.19 GOVERNING LAW.

        This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

Section 16.20 DELAYS.

        Whenever a period of time is provided in this Lease or in any exhibit hereto for Landlord to do or perform any act or thing, Landlord shall not be liable or responsible for nor shall Tenant be excused from performing any obligations hereunder as a result of any delay due to strikes, lockouts, casualties, acts of God, or governmental regulations or control or other causes beyond the reasonable control of

Landlord, and the time for performance specified herein shall be extended for the amount of time Landlord is so delayed.

Section 16.21 TENANT'S PERFORMANCE.

        In the event Tenant shall fail within any time limits which may be provided herein or any exhibit hereto to complete any work or perform any of the requirements provided to be performed by Tenant either after or prior to the Rent Commencement Date, or in the event Tenant shall cause a delay in the completion of any work, Landlord shall have the option of terminating this Lease by a written notice of termination and upon forwarding of said notice to Tenant, this Lease shall cease and terminate and all improvements which Tenant may have annexed to the realty as of the date of termination shall become the property of Landlord.

Section 16.22 INTEREST

        Any sum accruing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the highest rate permitted under the then existing and applicable Usury Statutes for Non-consumer obligations, from the date the same becomes due and payable by the terms and provisions of this Lease until paid, unless otherwise specifically provided in this Lease.

Section 16.23 SURRENDER OF PREMISES.

        Upon the expiration of this Lease, or any earlier termination thereof, Tenant shall surrender the premises to Landlord broom clean and in good condition and repair. Tenant shall remove, at its own expense, all signage, trade fixtures, equipment, merchandise and personal property which were installed by Tenant, and subtenant, concessionaire or licensee and Tenant shall promptly repair any damage to the Premises caused by such removal. Tenant shall complete such removal by the expiration of the Lease term. If Tenant is in default, Tenant shall not remove Tenant's property unless notified by Landlord, in which case Landlord may, at Landlord's option, retain any or all of Tenant's property and title thereto shall vest in Landlord without the execution of documents of sale or conveyance. Landlord shall perform stucco and painting repairs, at Tenant's expense, to the building fascia following removal of Tenant's fascia signage.

Section 16.24 FINANCIAL REPRESENTATION.

        (a)  Tenant represents and warrants (and understand that it is a material consideration for Landlord entering this Lease) the truth, completeness and accuracy of any financial information, including, without limitation, financial statements, profit and loss statements, credit references, statements or net worth, proposed income and expense statements, pro forma operating statements, estimated costs of inventory and/or fixtures relating to the Premises, given by Tenant, any of its partners, employees, officers or agents, or by any guarantor of all or any part of Tenant's obligations hereunder, and further represents and warrants that same contain no material misstatement or omissions of fact.

        (b)  At any time between the Effective Date of this Lease and the Rent Commencement Date, or at any time during the Term, Landlord may request additional financial information or the updating of existing financial information from Tenant or any of the persons named in Section 16.24(a). If in the reasonable judgment of Landlord, any such additional financial information discloses that Tenant has suffered a material negative change in its financial condition or if it appears that Tenant is unable or likely to become unable to perform any of its obligations under this Lease, including, without limitation, the obligations set forth in Sections 2.04 and/or 6.01, Landlord shall, by written notice to Tenant, have the right to terminate this Lease and/or require that Tenant deposit into a trust account of which Landlord and Tenant shall be named co-trustees, amounts which Landlord shall reasonably deem to be necessary in order to assure that Tenant will perform its obligations hereunder

        (c)  If Landlord desires to finance, refinance, sell, transfer or otherwise convey the Premises, or any part thereof, or to confirm the gross sales figures, then Tenant agrees to deliver to Landlord within ten (10) days after request, Tenant's financial statements and federal income tax returns for the immediately preceding three (3) fiscal years of Tenant.

Section 16.25 MUTUAL AGENCY; CO-TENANT

        Each and every party who now is or hereinafter becomes a tenant under this Lease hereby appoints each and every other tenant as his, her or its agent, representative, and attorney in fact, or act for and on behalf of said Principal with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the subject Premises, specifically including, but not limited to the right to alter, amend, modify, extend, supplement and terminate this Lease, and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Premises are occupied by any tenant.

Section 16.26 CORPORATE AUTHORITY

        If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

Section 16.27 NO PARTNERSHIP

        Landlord shall not in any way or for any purpose be deemed a partner, joint venture, or member of any joint enterprise with Tenant.

Section 16.28 PROHIBITION AGAINST RECORDING LEASE

        Neither this Lease nor any memorandum thereof shall be recorded without the prior written consent of Landlord. The recordation hereof by or on behalf of Tenant shall be deemed a material breach.

Section 16.29 COVENANTS AND CONDITIONS

        Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

Section 16.30 HOLDING OVER

        If Tenant holds the Premises after the expiration of the term hereof, such holding over shall, in the absence of a written agreement on the subject, be deemed to have created a tenancy from month to month, terminable on thirty (30) days' written notice by either party to the other, at a Minimum Monthly Rental equal to 150% of the Fixed Minimum Rent (including percentage rent) paid by Tenant to Landlord during the full month preceding the expiration of the Lease, and otherwise subject to all terms of this Lease, including the payment of percentage rental and all other charges payable by Tenant hereunder. Neither acceptance of rent nor of anything contained in this subparagraph shall be construed as an express or implied consent to such holding over, nor affect Landlord's right to recovery of possession as a consequence of holding over. If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant shall indemnify and hold harmless Landlord from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure.

Section 16.31 MARKETING and PROMOTIONAL FUND.

        (a)  Landlord may at any time and from time to time during the term of this Lease create an advertising and promotional fund (hereinafter referred to as the "Marketing Fund") to furnish and maintain professional advertising, holiday decorations and sales promotions which will benefit all merchants of the Shopping Center. Any such Marketing Fund shall be administered by Landlord, in Landlord's sole and absolute discretion. (b) Beginning upon the later of the commencement of the Lease Term or Landlord's establishment of a Marketing Fund, and for so long as the Marketing Fund may be maintained by Landlord, Tenant shall contribute to such Marketing Fund the sum set forth in Section 12 of the Lease Summary, per square foot of space in the Premises during each calendar month of the Lease Term (hereinafter referred to as "Fixed Contributions"), payable in advance, on the first day of each and every month (prorated for partial months). The Fixed Contribution payable by Tenant in the event that a Marketing Fund is established shall be increased annually beginning with the second year of the Marketing Fund at the rate of six percent (6%). The failure of any other Tenant to contribute to the Marketing Fund shall not affect Tenant's obligation hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Effective Date set forth in the Lease Summary.

TENANT ACKNOWLEDGES THAT UNLESS AND UNTIL A FULLY EXECUTED COUNTERPART OF THIS LEASE AND ALL ATTACHMENTS, APPROVED AND SIGNED BY LANDLORD, IS DELIVERED TO TENANT, THIS INSTRUMENT SHALL CONSTITUTE ONLY A PRELIMINARY EXPRESSION OF INTENT AND MAY BE MODIFIED OR REVOKED BY LANDLORD, IN WHICH EVENT NEITHER PARTY SHALL BE BOUND THEREBY OR HAVE ANY LIABILITY TO THE OTHER PARTY.TENANT FURTHER UNDERSTANDS THAT THIS DOCUMENT, WHEN SIGNED BY TENANT HAS SUBSTANTIAL LEGAL CONSEQUENCES AND NEITHER LANDLORD OR ITS AGENTS HAS ADVISED TENANT IN ANY WAY AS TO THE LEGAL, BUSINESS, OR TAX CONSEQUENCES TO TENANT ARISING FROM OR CONNECTED WITH THIS LEASE. TENANT IS RELYING SOLELY ON THE ADVICE OF ITS OWN CONSULTANTS REGARDING THIS LEASE.

LANDLORD:	TENANT:
NORTH RANCH PROPERTIES	CHICAGO PIZZA & BREWERY, INC.
By its Authorized Agent DSB PROPERTIES, INC.
By:	By:

President
Title:

By:

Title:

QuickLinks

SHOPPING CENTER LEASE
SHOPPING CENTER LEASE INDEX
SHOPPING CENTER LEASE SUMMARY
SHOPPING CENTER LEASE
ARTICLE I—PREMISES
ARTICLE II—TERM
ARTICLE III—RENT
ARTICLE IV—ACCOUNTING
ARTICLE V—TAXES
ARTICLE VI—CONDUCT OF BUSINESS BY TENANT
ARTICLE VII—MAINTENANCE, REPAIRS AND ALTERATIONS
ARTICLE VIII—INSURANCE; INDEMNITY
ARTICLE IX—DAMAGE AND RESTORATION
ARTICLE X—ASSIGNMENT AND SUBLETTING
ARTICLE XI—EMINENT DOMAIN
ARTICLE XII—UTILITY SERVICE
ARTICLE XIII—DEFAULTS; REMEDIES
ARTICLE XIV—COMMON AREAS
ARTICLE XV—SIGNS, LIGHTING, ADVERTISING
ARTICLE XVI—MISCELLANEOUS